UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

__________________

CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its charter)

Arizona	0-11353	86-0344671

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7970 South Kyrene Road

Tempe, Arizona, 85284

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 5, 2008, Circuit Research Labs, Inc. (“CRL” or the “Company”) authorized the creation of 20,428.4 shares of convertible redeemable Series A Preferred Stock (the “Series A Preferred Stock”).  The Company filed a Statement Pursuant to A.R.S § 10-602 regarding authorization of the Series A Preferred Stock with the Arizona Corporation Commission on February 19, 2008. CRL will pay cumulative dividends on the Series A Preferred Stock at an annual rate of 7% based upon par value, payable monthly in arrears.  Each share of the Series A Preferred Stock can be converted to 300 shares of CRL Common Stock (“Common Stock”) at any time.  CRL may redeem any or all of the Series A Preferred Stock at any time for their par value plus any dividends accrued but unpaid, provided holders of the Series A Preferred Stock are given between 15 and 60 days notice.  However, notice of redemption does not prevent holders of Series A Preferred Stock from exercising their right to convert to Common Stock.  Upon voluntary or involuntary dissolution or liquidation of CRL, holders of Series A Preferred Stock shall be paid the par value of the stock prior to any distribution to the holders of Common Stock.  The Series A Preferred Stock has no voting rights.

On February 20, 2008, CRL authorized the creation of 2,000 shares of convertible redeemable Series B Preferred Stock (the “Series B Preferred Stock”).  The Company filed a Statement Pursuant to A.R.S. § 10-602 regarding authorization of the Series B Preferred Stock with the Arizona Corporation Commission on February 27, 2008.  CRL will pay cumulative dividends on the Series B Preferred Stock at an annual rate of 7% based upon par value, payable monthly in arrears.  Each share of the Series B Preferred Stock can be converted to 333 1/3 shares of Common Stock at any time.  CRL may redeem any or all of the Series B Preferred Stock at any time for their par value plus any dividends accrued but unpaid, provided holders of the Series B Preferred Stock are given between 15 and 60 days notice.  However, notice of redemption does not prevent holders of Series B Preferred Stock from exercising their right to convert to Common Stock.  Upon voluntary or involuntary dissolution or liquidation of CRL, holders of Series B Preferred Stock shall be paid the par value of the stock prior to any distribution to the holders of Common Stock.  The Series B Preferred Stock has no voting rights.  The shares of Series B Preferred Stock are subordinate to any issued and outstanding shares of Series A Preferred Stock, in that the holders of Series B Preferred Stock shall not be entitled to dividends or other distributions until the holders of Series A Preferred Stock receive the dividends or other distributions to which they are entitled.

Item 9.01

Exhibits

(d)

Exhibits.

99.1

Registrant’s Statement Pursuant to A.R.S. § 10-602 regarding authorization of the Series A Preferred Stock, filed with the Arizona Corporation Commission on February 19, 2008.

99.2

Registrant’s Statement Pursuant to A.R.S. § 10-602 regarding authorization of the Series B Preferred Stock, filed with the Arizona Corporation Commission on February 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.

Date: February 29, 2008	By: /s/ Rebecca Nation
Name: Rebecca Nation Title: CFO